UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 8, 2007

PLY GEM HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-114041	20-0645710
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

185 PLATTE CLAY WAY KEARNEY, MISSOURI	64060
(Address of principal executive offices)	(Zip Code)

(800) 800-2244
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05 COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

On February 8, 2007, Ply Gem Industries, Inc. (the “Company”) announced that it will close its Atlanta, Georgia vinyl siding manufacturing facility within 90 days. Management expects that the plant closure will reduce costs and increase operating efficiency by reducing excess production capacity. All production from the Atlanta location will be absorbed by the Company’s other manufacturing facilities.

In connection with the closing of the Atlanta plant, we estimate that the Company will incur severance and benefit costs of approximately $0.7 million, contract termination costs of approximately $0.1 million, and other associated costs of approximately $2.6 million. All of these charges will be cash expenditures.

ITEM 7.01 REGULATION FD DISCLOSURE

A copy of the press release announcing the closure of the Atlanta, Georgia facility is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01 Financial Statements and Exhibits

(a)     Financial statements of businesses acquired.
      Not applicable

(b)     Pro forma financial information.
      Not applicable

(c)     Exhibits

Exhibit	Description
99.1	Press release dated February 8, 2007, issued by Ply Gem Industries, Inc.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 8, 2007

PLY GEM HOLDINGS, INC.

By:  /s/ Shawn K. Poe
Name: Shawn K. Poe
Title: Vice President, Chief Financial Officer,
Treasurer and Secretary

EXHIBIT LIST

Exhibit	Description
99.1	Press release dated February 8, 2007, issued by Ply Gem Industries, Inc.